IMPORTANT NOTICE REGARDING BLACKOUT PERIOD
AND RESTRICTIONS ON YOUR RIGHTS TO TRADE
OCCIDENTAL PETROLEUM CORPORATION COMMON STOCK

To:    Executive Officers and Directors of Occidental Petroleum Corporation

Re:    Notice of Imposition of Blackout Period Pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002

Date:    July 5, 2016

Pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR promulgated under the Securities Exchange Act of 1934, as amended (“Regulation BTR”), this notice is being provided to notify you of trading restrictions that will be imposed on executive officers and directors of Occidental Petroleum Corporation (“Company”) because of a blackout period (the “Blackout Period”) applicable to the Company’s common stock (the “Stock Fund”) under the Company’s Savings Plan (the “Plan”). During the Blackout Period, the Plan’s participants will be unable to direct or diversify investments pertaining to, or obtain loans or distributions with respect to, their individual Plan account balances that are invested in the Stock Fund.

The Blackout Period is necessary in connection with the transition of the administration of the Plan to Voya Financial. As a result of the Blackout Period, Regulation BTR requires that we impose trading restrictions on our executive officers and directors during the Blackout Period and that we timely notify our executive officers and directors, as well as the Securities and Exchange Commission, of the Blackout Period.

The Blackout Period is currently expected to begin at 1:00 p.m. CST on Thursday, August 4, 2016 and is expected to end during the week of August 8, 2016. The beginning and end of the Blackout Period are subject to change. We will notify you via email if there are any changes that affect the dates of the Blackout Period. In addition, for current information on the timing of the Blackout Period, you may call Kelly Gaide at 713-840-3096.

During the Blackout Period, subject to certain exceptions, you will be prohibited from directly or indirectly purchasing, selling or otherwise acquiring or transferring any shares of the Company’s common stock or other equity securities of the Company that you acquired in connection with your service or employment as a director or executive officer of the Company, including pursuant to options to acquire shares of the Company’s common stock and other derivative securities denominated in shares of the Company’s common stock or other equity securities of the Company. These restrictions apply regardless of whether you participate in the Plan.

Although certain transactions are exempt from these trading prohibitions (such as bona fide gifts, transfers by will or laws of descent and distribution and sales of shares of the Company’s common stock and other equity securities of the Company acquired other than in connection with your service as an executive officer or director of the Company), if you hold both covered shares or equity securities and non-covered shares or equity securities, any shares or equity securities that you sell will be presumed to come first from the covered securities unless you can establish that the securities were acquired from another source. Transactions covered by these restrictions are not limited to those involving your direct ownership, but include any transactions in which you may have a pecuniary interest (e.g., transactions by members of your family who share your household, as well as by certain entities in which you have financial involvement). Given the complexity of these rules, you are urged to avoid any discretionary change in your beneficial ownership of the Company’s securities or derivatives during the Blackout Period. Even if you think an exception applies to you, we ask that you not trade any of the Company’s securities during the Blackout Period unless you have advance written permission from the Company’s General Counsel.

If you engage in a transaction that violates these restrictions, you may be required to disgorge any profits realized from such transaction and you could be subject to civil and criminal penalties. Please note that the trading restrictions implemented due to the Blackout Period are in addition to, and not in lieu of, the trading restrictions imposed by the Company’s insider trading guidelines.

If you have any questions concerning this notice, the Blackout Period or the transactions affected by the Blackout Period, please contact Kelly Gaide by telephone at 713-840-3096 or by e-mail at kelly_gaide@oxy.com.

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